EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Numbers 333-25979, 333-69410 and 333-122575 on Form S-8 and Registration Number 333-130629 on Form S-3 of Orbit International Corp. and Subsidiaries of our report dated March 31, 2009 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Orbit International Corp. and Subsidiaries for the year ended December 31, 2008.



/S/  MCGLADREY  &  PULLEN,  LLP
New  York,  New  York
March  31,  2009